UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2025

ALARM.COM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37461	26-4247032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8281 Greensboro Drive	Suite 100	Tysons	Virginia	22102
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: (877) 389-4033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALRM	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2025, the stockholders of Alarm.com Holdings, Inc. (the “Company”) approved the adoption of the Alarm.com Holdings, Inc. 2025 Equity Incentive Plan (the “2025 Plan”) at the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The terms of the 2025 Plan are set forth in the Company’s Proxy Statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 23, 2025. The description of the 2025 Plan in the section of the Proxy Statement titled “Proposal 4 – Approval of the Alarm.com Holdings, Inc. 2025 Equity Incentive Plan” is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 4, 2025, the Company held its Annual Meeting, at which a quorum was present. At the Annual Meeting, the stockholders of the Company voted on the following four proposals: (1) to elect eight nominees for director to hold office until the Company’s 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified (“Proposal 1”), (2) to ratify the selection by the Audit Committee of the Company’s Board of Directors (the “Board of Directors”) of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025 (“Proposal 2”), (3) to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement (“Proposal 3”), and (4) to approve the Alarm.com Holdings, Inc. 2025 Equity Incentive Plan (“Proposal 4”). The final results of the voting on each proposal are set forth below.

Proposal 1 – Election of Directors

The Company’s stockholders elected the eight persons listed below as directors, each to serve until the Company’s 2026 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The votes cast were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Donald Clarke	41,521,055	467,683	104,785	5,011,845
Rear Admiral (Ret.) Stephen Evans	40,779,527	1,004,995	309,001	5,011,845
Cecile Harper	40,805,575	979,555	308,393	5,011,845
Timothy McAdam	37,751,269	4,229,318	112,936	5,011,845
Darius G. Nevin	41,262,128	718,428	112,967	5,011,845
Stephen Trundle	41,761,415	218,883	113,225	5,011,845
Timothy J. Whall	41,888,236	92,320	112,967	5,011,845
Simone Wu	41,588,002	393,571	111,950	5,011,845

Proposal 2 – Ratification of the Selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for its Fiscal Year Ending December 31, 2025

The Company’s stockholders approved Proposal 2. The votes cast were as follows:

For	Against	Abstain
46,672,034	318,340	114,994
There were no broker non-votes with respect to Proposal 2.

Proposal 3 – Advisory Vote on Executive Compensation

The Company’s stockholders approved, on a non-binding advisory basis, Proposal 3. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
39,736,667	2,235,050	121,806	5,011,845
Proposal 4 – Approval of the Alarm.com Holdings, Inc. 2025 Equity Incentive Plan

The Company’s stockholders approved Proposal 4. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
29,945,524	12,038,110	109,889	5,011,845

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	Alarm.com Holdings, Inc. 2025 Equity Incentive Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A filed on April 23, 2025)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alarm.com Holdings, Inc.

Date:	June 6, 2025
		By:	/s/ Kevin Bradley
Kevin Bradley
Chief Financial Officer
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